Exhibit 99.1

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2011

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 682-7400 Fax (215) 682-4144

NEWS RELEASE

For Immediate Release

Date:	October 26, 2011
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011

HATBORO, PA, October 26, 2011 — Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.2 million, or $0.09 per share, and $3.7 million, or $0.28 per share, for the three and nine months ended September 30, 2011, respectively, compared to net income of $692,000, or $0.05 per share, and $1.9 million, or $0.13 per share, for the three and nine months ended September 30, 2010, respectively.

The Company also announced that its Board of Directors has declared a cash dividend of $0.02 per share of common stock. The dividend will be paid on or about November 28, 2011 to stockholders of record as of the close of business on November 11, 2011.

Highlights for the three and nine month periods ended September 30, 2011 included:

•                  Return on assets improved to 0.46% for the three months ended September 30, 2011, compared to 0.23% for the three months ended September 30, 2010.

•                  Net interest income increased $1.0 million, or 14.8%, to $8.1 million for the three months ended September 30, 2011, compared to $7.0 million for the three months ended

September 30, 2010, and increased $3.3 million, or 16.5%, to $23.5 million for the nine months ended September 30, 2011, compared to $20.1 million for the nine months ended September 30, 2010. Net interest margin was 3.10% for the three months ended September 30, 2011, compared to 2.35% for the three months ended September 30, 2010.  The improvements in net interest income and margin were primarily driven by decreases in interest expense on deposits as higher rate certificates of deposit matured and other deposit products repriced in the lower rate environment throughout 2010 and the first nine months of 2011. Reduced interest costs on Federal Home Loan Bank (the “FHLB”) advances also contributed to the decrease in interest expense as $30.0 million matured during the three months ended September 30, 2011.

•                  Net interest income increased $281,000, or 3.6%, to $8.1 million compared to $7.8 million for the three months ended June 30, 2011.  Net interest margin was 3.10% for the three months ended September 30, 2011, compared to 2.95% for the three months ended June 30, 2011.  The improvements in net interest income and margin were primarily due to a decrease in the cost of funds on deposits from 1.50% to 1.40% as well as the maturity of FHLB advances.

•                  The efficiency ratio improved to 61.6% for the three months ended September 30, 2011 compared to 64.0% for the three months ended June 30, 2011 and 70.0% for the three months ended September 30, 2010.

•                  Service charges and other fee income increased $180,000, or 72.6%, and $450,000, or 59.4%, for the three and nine months ended September 30, 2011, respectively.  The increases were primarily due to an increase in cash management and commercial fees of $185,000 and $428,000 for the three and nine months ended September 30, 2011, respectively, which included unused lines and letters of credit and international banking transaction fees.

•                  The Bank recorded a $160,000 ($106,000 after tax) additional other-than-temporary credit impairment charge on its private label residential mortgage related security in the third quarter of 2011.  Total other-than-temporary credit impairment on this security is $361,000 ($238,000 after tax) for the nine months ended September 30, 2011.  The additional impairment during the three months ended September 30, 2011 was due to continued increases in default rates and reduction in payment speeds on the underlying residential mortgage collateral. The security had a net book value after impairment of $175,000 as of September 30, 2011.

•                  Noninterest expense increased $132,000, or 2.4%, to $5.7 million and $528,000, or 3.3%, to $16.5 million for the three and nine months ended September 30, 2011, respectively, compared to $5.6 million and $15.9 million for the three and nine months ended September 30, 2010, respectively. Salaries, benefits and other compensation increased $227,000 and $662,000 for the three and nine months ended September 30, 2011, respectively, primarily as a result of increased employee stock ownership benefits implemented  in conjunction with the Bank’s mutual-to-stock conversion in the second quarter of 2010 and higher incentive compensation accruals.  Professional fees increased $103,000 and $321,000 for the three and nine months ended September 30, 2011, respectively, primarily due to legal costs associated with the Bank’s nonperforming assets as well as other consulting costs.  The Bank recorded a provision for loss on other real estate owned of $310,000 and $410,000 for the three and nine months ended September 30, 2011, respectively.  FDIC premiums decreased $173,000 and $434,000 for the three and nine months ended September 30, 2011, respectively.  The decrease was a result of lower deposit balances and a lower assessment rate.

•                  Total assets were $1.03 billion at September 30, 2011, a decrease of $64.1 million, or 5.8%, from $1.10 billion at December 31, 2010.  Total loans were $648.1 million at September 30, 2011, an increase of $5.5 million, or 0.9%, from $642.7 million at December 31, 2010.  The Bank’s multi-family and commercial real estate portfolio increased $25.9 million and the commercial and industrial portfolio increased $26.2 million, offset by decreases in the one-to four-family real estate portfolio of $29.3 million, commercial construction portfolio of $10.3 million and consumer loan portfolio of $6.9 million.

•                  Total loans increased $9.5 million, or 1.5%, from $638.6 million at June 30, 2011 to $648.1 million at September 30, 2011.  The Bank’s multi-family and commercial real estate portfolio increased $16.7 million and its commercial and industrial portfolio increased $8.0 million, offset by decreases in the one-to four-family real estate portfolio of $10.2 million, consumer loan portfolio of $2.3 million and commercial construction portfolio of $2.5 million.

Credit related items as of and for the three and nine months ended September 30, 2011 include:

•                  The allowance for loan losses was $12.6 million, or 1.90% of total loans, at September 30, 2011, compared to $12.4 million, or 1.91% of total loans, at June 30, 2011 and $12.4 million, or 1.90% of total loans, at December 31, 2010.

•                  The provision for loan losses was $1.0 million for the three months ended September 30, 2011, compared to $900,000 for the three months ended June 30, 2011 and $2.9 million for the three months ended September 30, 2010.

•                  Net loan charge-offs totaled $888,000 and $2.8 million for the three and nine months ended September 30, 2011, respectively, compared to $3.3 million and $4.1 million for the three and nine months ended September 30, 2010, respectively.

•                  Nonperforming assets increased $4.0 million for the three months ended September 30, 2011 and decreased $4.2 million for the nine months ended September 30, 2011 to $25.7 million, or 2.49% of total assets at September 30, 2011.  Nonperforming assets increased during the three months ended September 30, 2011 as a construction borrower continued to experience difficulty in this challenging economy. This borrower had been previously identified as a troubled debt restructuring.

•                  Delinquent loans totaled $4.5 million at September 30, 2011, compared to $2.0 million at June 30, 2011 and $5.1 million at December 31, 2010.

From July 1, 2011 to October 25, 2011, the Company repurchased 877,900, or 6.0% of its issued shares as part of its current 10% stock repurchase plan announced in April 2011 (“April 2011 Plan”).   On October 26, 2011, the Board of Directors approved an additional 5% stock repurchase plan (“October 2011 Plan”).  Repurchases related to the October 2011 Plan would begin subsequent to completion of purchases under the April 2011 Plan, subject to market conditions and other factors.

Commenting on the third quarter 2011 performance, Thomas M. Petro, President and Chief Executive Officer said, “We continue to make steady progress towards our strategy of transitioning Fox Chase Bank from a traditional thrift to a commercial bank.  Again this quarter, we made progress in our key metrics: return on assets, net interest margin and efficiency ratio. Consistent with our strategy, commercial real estate and commercial and industrial loans grew $24.7 million during the quarter, offset by reductions in residential mortgages loans and consumer loan portfolios.  We continue to be well positioned to exit this credit cycle with a strong balance sheet and capital to grow.”

Fox Chase Bancorp, Inc. will host a conference call to discuss its third quarter 2011 results on Thursday, October 27, 2011 at 9:00 am EDT.  The general public can access the call by dialing (877) 317-6789.  A replay of the conference call will be available through November 18, 2011 by dialing (877) 344-7529; use Conference ID: 10005309.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$9,021	$9,382	$26,579	$27,317
Interest on mortgage related securities	2,425	2,691	7,651	9,438
Interest on investment securities available-for-sale
Taxable	116	142	380	315
Nontaxable	28	84	165	257
Other interest income	16	86	69	249
Total Interest Income	11,606	12,385	34,844	37,576
INTEREST EXPENSE
Deposits	2,099	3,734	6,769	12,531
Short-term borrowings	2	—	2	—
Federal Home Loan Bank advances	1,007	1,194	3,314	3,602
Other borrowed funds	437	437	1,296	1,296
Total Interest Expense	3,545	5,365	11,381	17,429
Net Interest Income	8,061	7,020	23,463	20,147
Provision for loan losses	1,034	2,889	2,909	4,855
Net Interest Income after Provision for Loan Losses	7,027	4,131	20,554	15,292
NONINTEREST INCOME
Service charges and other fee income	428	248	1,207	757
Net gain on sale of premises and equipment	—	6	—	6
Net gain on sale of other real estate owned	57	—	77	—
Impairment loss on real estate held for investment	(110)	—	(110)	—
Income on bank-owned life insurance	119	119	349	352
Other	133	57	222	152

Total other-than-temporary impairment loss	(206)	—	(407)	—
Less: Portion of loss recognized in other comprehensive income (before taxes)	46	—	46	—
Net other-than-temporary impairment loss	(160)	—	(361)	—
Net gains on sale of investment securities	—	1,963	—	1,963
Net investment securities (losses) gains	(160)	1,963	(361)	1,963

Total Noninterest Income	467	2,393	1,384	3,230
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,297	3,070	9,678	9,016
Occupancy expense	457	455	1,388	1,394
Furniture and equipment expense	107	113	314	346
Data processing costs	439	408	1,277	1,237
Professional fees	410	307	1,245	924
Marketing expense	95	75	240	241
FDIC premiums	170	343	682	1,116
Provision for loss on other real estate owned	310	345	410	379
Other real estate owned expense	5	46	49	75
Other	400	396	1,185	1,212
Total Noninterest Expense	5,690	5,558	16,468	15,940
Income Before Income Taxes	1,804	966	5,470	2,582
Income tax provision	572	274	1,735	731
Net Income	$1,232	$692	$3,735	$1,851
Earnings per share:
Basic	$0.09	$0.05	$0.28	$0.13
Diluted	$0.09	$0.05	$0.28	$0.13

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands, Except Share Data)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$132	$156
Interest-earning demand deposits in other banks	5,327	38,158
Total cash and cash equivalents	5,459	38,314

Investment securities available-for-sale	24,343	32,671
Mortgage related securities available-for-sale	258,562	278,632
Mortgage related securities held-to-maturity (fair value of $46,309 at September 30, 2011 and $50,817 at December 31, 2010)	45,517	51,835
Loans, net of allowance for loan losses of $12,581 at September 30, 2011 and $12,443 at December 31, 2010	648,149	642,653
Other real estate owned	2,907	3,186
Federal Home Loan Bank stock, at cost	8,499	9,913
Bank-owned life insurance	13,487	13,138
Premises and equipment	10,549	10,693
Real estate held for investment	1,620	1,730
Accrued interest receivable	4,626	4,500
Mortgage servicing rights, net	329	448
Deferred tax asset, net	854	1,376
Other assets	6,547	6,414
Total Assets	$1,031,448	$1,095,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$666,522	$711,763
Short-term borrowings	24,000	—
Federal Home Loan Bank advances	89,423	122,800
Other borrowed funds	50,000	50,000
Advances from borrowers for taxes and insurance	1,109	1,896
Accrued interest payable	435	580
Accrued expenses and other liabilities	2,588	2,760
Total Liabilities	834,077	889,799
STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at September 30, 2011 and December 31, 2010)	—	—
Common stock ($.01 par value; 60,000,000 shares authorized, 13,772,410 shares issued and outstanding at September 30, 2011 and 60,000,000 shares authorized, 14,547,173 shares issued and outstanding at December 31, 2010)	146	145
Additional paid-in capital	134,540	133,997
Treasury stock, at cost (789,800 shares at September 30, 2011 and 0 shares at December 31, 2010)	(10,398)	—
Common stock acquired by benefit plans	(11,699)	(9,283)
Retained earnings	77,132	74,307
Accumulated other comprehensive income, net	7,650	6,538
Total Stockholders’ Equity	197,371	205,704

Total Liabilities and Stockholders’ Equity	$1,031,448	$1,095,503

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	September 30,	June 30,	December 31,	September 30,
	2011	2011	2010	2010
CAPITAL RATIOS:
Total stockholders’ equity (to total assets) (1)	19.14%	19.29%	18.78%	18.13%

Tier 1 capital (to adjusted assets) (2)	14.95	14.01	13.60	13.09
Tier 1 risk —based capital (to risk-weighted assets) (2)	23.27	23.19	22.53	22.48
Total risk-based capital (to risk-weighted assets) (2)	24.28	24.18	23.76	23.70

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonperforming loans	$20,629	$18,679	$26,637	$27,672
Accruing loans past due 90 days or more (4)	2,117	—	—	—
Total nonperforming loans and accruing loans 90 days or more past due	$22,746	$18,679	$26,637	$27,672
Other real estate owned	2,907	3,024	3,186	3,786
Total nonperforming assets	$25,653	$21,703	$29,823	$31,458

Ratio of nonperforming loans to total loans (3)	3.44%	2.87%	4.07%	4.15%
Ratio of nonperforming assets to total assets	2.49	1.99	2.72	2.78
Ratio of allowance for loan losses to total loans	1.90	1.91	1.90	1.70
Ratio of allowance for loan losses to nonperforming loans (3)	55.3	66.6	46.7	40.9

Impaired Loans:
Nonperforming loans (3)	$22,746	$18,679	$26,637	$27,672
Troubled debt restructurings	6,856	11,321	8,617	985
Other impaired loans	—	—	3,894	—
Total impaired loans	$29,602	$30,000	$39,148	$28,657

Past Due Loans:
30 - 59 days	$846	$1,578	$5,001	$5,638
60 - 89 days	3,612	442	144	82
Total	$4,458	$2,020	$5,145	$5,720

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.

(2) Represents capital ratios of Fox Chase Bank.

(3) Includes nonaccruing loans and accruing loans past due 90 days or more.

(4) Accruing loans past due 90 days or more includes $2.1 million of consumer loans that matured during the September quarter and are currently in the process of being sold or liquidated.  Management anticipates the loans will be paid off in full.

	At or for the Three Months Ended
	September 30,	June 30,	September 30,
	2011	2011	2010
PERFORMANCE RATIOS (5):
Return on average assets	0.46%	0.47%	0.23%
Return on average equity	2.42	2.41	1.34
Net interest margin	3.10	2.95	2.35
Efficiency ratio (6)	61.6	64.0	70.0
OTHER:
Tangible book value per share	$14.33	$14.41	$14.10
Employees (full-time equivalents)	135	133	139

	At or for the Nine Months Ended
	September 30,	September 30,
	2011	2010
PERFORMANCE RATIOS (5):
Return on average assets	0.46%	0.21%
Return on average equity	2.41	1.61
Net interest margin	2.96	2.33
Efficiency ratio (6)	63.6	72.7

(5)               Annualized.

(6)               Represents noninterest expense, excluding provision for loss on other real estate owned, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and other real estate owned and excluding impairment loss on real estate held for investment.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended September 30,
	2011			2010
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$28,268	$16	0.22%	$137,373	$86	0.25%
Mortgage related securities	315,815	2,425	3.07%	338,400	2,691	3.18%
Taxable securities	31,516	116	1.47%	32,823	142	1.73%
Nontaxable securities	2,105	28	5.30%	8,206	84	4.09%
Loans (1)	652,669	9,021	5.45%	672,041	9,382	5.52%
Allowance for loan losses	(12,834)			(12,005)
Net loans	639,835	9,021		660,036	9,382
Total interest-earning assets	1,017,539	11,606	4.46%	1,176,838	12,385	4.13%
Noninterest-earning assets	44,186			47,787
Total assets	$1,061,725			$1,224,625
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	596,979	2,099	1.40%	755,477	3,734	1.96%
Borrowings	160,201	1,446	3.53%	174,590	1,631	3.65%
Total interest-bearing liabilities	757,180	3,545	1.85%	930,067	5,365	2.28%
Noninterest-bearing deposits	91,414			73,206
Other noninterest-bearing liabilities	9,176			14,155
Total liabilities	857,770			1,017,428
Stockholders’ equity	195,957			197,571
Accumulated comprehensive income	7,998			9,626
Total stockholder’s equity	203,955			207,197
Total liabilities and stockholders’ equity	$1,061,725			$1,224,625

Net interest income		$8,061			$7,020
Interest rate spread			2.61%			1.85%
Net interest margin			3.10%			2.35%

(1)               Nonperforming loans are included in average balance computation.

(2)               Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2011			June 30, 2011
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$28,268	$16	0.22%	$43,479	$25	0.23%
Mortgage related securities	315,815	2,425	3.07%	329,439	2,665	3.24%
Taxable securities	31,516	116	1.47%	32,032	124	1.54%
Nontaxable securities	2,105	28	5.30%	5,271	67	5.07%
Loans (1)	652,669	9,021	5.45%	638,747	8,726	5.43%
Allowance for loan losses	(12,834)			(12,926)	—
Net loans	639,835	9,021		625,821	8,726
Total interest-earning assets	1,017,539	11,606	4.46%	1,036,042	11,607	4.40%
Noninterest-earning assets	44,186			45,334
Total assets	$1,061,725			$1,081,376
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	596,979	2,099	1.40%	600,405	2,242	1.50%
Borrowings	160,201	1,446	3.53%	171,268	1,585	3.66%
Total interest-bearing liabilities	757,180	3,545	1.85%	771,673	3,827	1.98%
Noninterest-bearing deposits	91,414			91,511
Other noninterest-bearing liabilities	9,176			9,588
Total liabilities	857,770			872,772
Stockholders’ equity	195,957			201,636
Accumulated comprehensive income	7,998			6,968
Total stockholder’s equity	203,955			208,604
Total liabilities and stockholders’ equity	$1,061,725			$1,081,376

Net interest income		$8,061			$7,780
Interest rate spread			2.61%			2.42%
Net interest margin			3.10%			2.95%

(1)                                  Nonperforming loans are included in average balance computation.

(2)                                  Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Nine Months Ended September 30,
	2011			2010
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$40,141	$69	0.23%	$89,233	$249	0.37%
Mortgage related securities	325,387	7,651	3.14%	365,720	9,438	3.44%
Taxable securities	32,464	380	1.56%	25,820	315	1.63%
Nontaxable securities	4,767	165	4.62%	8,538	257	4.02%
Loans (1)	646,002	26,579	5.45%	657,860	27,317	5.51%
Allowance for loan losses	(12,851)			(11,304)
Net loans	633,151	26,579		646,556	27,317
Total interest-earning assets	1,035,910	34,844	4.41%	1,135,867	37,576	4.35%
Noninterest-earning assets	42,140			47,476
Total assets	$1,078,050			$1,183,343
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	606,981	6,769	1.49%	776,417	12,531	2.16%
Borrowings	167,949	4,612	3.62%	176,789	4,898	3.65%
Total interest-bearing liabilities	774,930	11,381	1.95%	953,206	17,429	2.44%
Noninterest-bearing deposits	90,021			67,244
Other noninterest-bearing liabilities	6,686			9,334
Total liabilities	871,637			1,029,784
Stockholders’ equity	199,263			145,232
Accumulated comprehensive income	7,150			8,327
Total stockholder’s equity	206,413			153,559
Total liabilities and stockholders’ equity	$1,078,050			$1,183,343

Net interest income		$23,463			$20,147
Interest rate spread			2.46%			1.91%
Net interest margin			2.96%			2.33%

(1)           Nonperforming loans are included in average balance computation.

(2)           Yields are not presented on a tax-equivalent basis.